Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,971,883
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,111,626)
Dividend Income	139,933
Interest Income	129,068
ETF Transaction Fees	1,050
Total Income (Loss)	$(3,869,692)

Expenses
General Partner Management Fees	$51,102
Professional Fees	26,189
Brokerage Commissions	7,405
Directors' Fees and insurance	2,461
NYMEX License Fee	1,277
Total Expenses	$88,434
Net Income (Loss)	$(3,958,126)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/22	$104,781,830
Additions (50,000 Shares)	3,075,375
Withdrawals (250,000 Shares)	(14,395,801)
Net Income (Loss)	(3,958,126)

Net Asset Value End of Month	$89,503,278
Net Asset Value Per Share (1,550,000 Shares)	$57.74

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596